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                                                                    EXHIBIT 23.2


                           [LETTERHEAD OF KPMG LLP]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
of Wells Fargo & Company

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wells Fargo & Company (the "Company") relating to the Wells Fargo & Company 401(k) Plan (the "Plan"), of our report dated January 16, 2001, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the Company's December 31, 2000 Annual Report on Form 10-K, and of our report dated June 16, 2000, with respect to the statements of net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for each of the years in the two-year period ended December 31, 1999.

/s/ KPMG LLP

San Francisco, California
June 20, 2001